SECURITY AGREEMENT


     This SECURITY AGREEMENT is made as of this 2nd day of January, 2002, by and between eB2B Commerce, Inc., a New Jersey corporation ("Debtor"), with its principal place of business at 757 Third Avenue, New York, New York 10017, and Robert Bacchi and Michael Dodier (each a "Secured Party and together, the
"Secured Parties"), with a principal place of business at 665 Broadway, New York, New York 10012.

     WHEREAS, Debtor is acquiring Bac-Tech Systems, Inc., a New York corporation ("Bac-Tech"), pursuant to the terms of a merger agreement dated January 2, 2002 (the "Merger Agreement") by and among Debtor, Bac-Tech and the Secured Parties (the "Transaction");

     WHEREAS, as partial consideration for the Transaction, Debtor owes the Secured Parties an aggregate of $600,000 pursuant to certain promissory notes of even date herewith (the "Notes") made in favor of the Secured Parties;

     WHEREAS, Debtor is willing to grant a security interest in certain of its assets to secure payment of the Notes upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1. Security Interest. To secure the due payment by Debtor under the Notes, Debtor hereby grants to the Secured Parties a [first priority, perfected] security interest in the Collateral described in Paragraph 2 hereof.

     2. Description of Collateral. The collateral subject to this Security Agreement is all of Debtor's right, title and interest in and to the Intellectual Property Assets (as defined and described in Section 2.21(a) of the Merger Agreement) (the "Collateral").

     3. Obligations of Debtor. Debtor hereby covenants, represents, warrants and agrees that:

     (a) The Collateral, or any part thereof, will not be sold, leased, licensed, assigned, conveyed, transferred, disposed of or become subjected to any subsequent interest, lien, security interest or encumbrance of any party, created or suffered by Debtor, voluntarily or involuntarily, except in the ordinary course of Debtor's business or as expressly authorized in writing by Secured Parties;

     (b) The obligations, liabilities and indebtedness of Debtor to Secured Parties hereunder shall not be released, discharged or impaired in any manner or to any extent if Secured Parties renew, extend, modify, change or waive the time of payment and/or the manner, place or terms of payment of all or any part of the indebtedness secured hereby or any renewal thereof, or Secured Parties make any exchange, release, substitution, addition, surrender, settlement or compromise with respect to the Collateral, the indebtedness secured hereby or any party liable thereon; or Secured Parties subordinate such indebtedness or Collateral, or both, to any other indebtedness of Debtor, or security therefor, or both which may exist at any time hereafter; and

     (c) Upon the execution hereof, Debtor and Secured Parties shall execute a UCC-1 financing statement relating to the security interest granted in this Security Agreement and Debtor shall promptly file (or cause to be filed) the UCC-1 financing statement with the State of New York. At any time and from time to time, upon the request of the Secured Parties, the Debtor shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents, agreements and instruments, and do such other acts and things as the Secured Parties may reasonably request in order to fully perfect the security interest granted herein and otherwise effect the purposes of this Agreement.

     (d) Debtor has full power and capacity to execute, deliver and perform this Agreement. No consent or approval of any entity is required as a condition to the validity of this Agreement. The making and performance of this Agreement will not (x) violate or conflict with any provision of law or any rule or regulation, or (y) will not violate or conflict with or result in a breach of any order, writ, injunction or decree of any court or governmental authority, or create a default under or breach of any agreement, bond, note or indenture to which it is a party or by which it is bound or to which any of its properties or assets is affected.

     (e) This Agreement has been duly executed and delivered, and constitutes the valid and legally binding obligations of Debtor, enforceable in accordance with its respective terms.

     (f) Debtor will promptly notify the Secured Parties of any claim, lien, security interest or other encumbrance made or asserted against any of the Collateral.

     4. Event of Default. The non-payment of the principal or interest of one or both of the Notes beyond any grace period and if not waived shall constitute a default on the part of Debtor hereunder (an "Event of Default"). Notwithstanding the foregoing, an Event of Default shall not exist unless the Secured Parties have given written notice to Debtor of non-payment and Debtor shall not have made the requisite payment within ten business days of actual receipt of such notice.

     5. Secured Parties' Rights and Remedies. Upon the occurrence of an Event of Default under either of the Notes, in addition to all other rights and remedies provided hereunder, Secured Parties shall have and may exercise all of the rights and remedies provided by the Uniform Commercial Code in effect in the State of New York at the date of the execution of this Security Agreement, and any other applicable law, and, in conjunction with, in addition to, or in substitution therefor, Secured Parties shall have and may exercise the following rights and remedies:

     (a) Secured Parties may (but shall not be required), alone or in conjunction with Debtor, take any or all action necessary to collect or receive any money or property at any time payable or receivable on account of or in exchange for the Collateral;

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

     (b) Secured Parties may require Debtor to pay and deliver to Secured Parties, immediately upon collection and receipt thereof by Debtor, all proceeds arising from the Collateral, or may require Debtor to deposit all such proceeds in a bank selected by Secured Parties in a collateral account acceptable to Secured Parties. Until the proceeds from the Collateral have been paid and delivered to Secured Parties or deposited in the bank as hereinabove provided, Debtor shall hold such proceeds for and on behalf of Secured Parties separate and apart from Debtor's other funds or property, and shall not mingle such proceeds with any other such funds or property; and

     (c) The entire unpaid indebtedness of Debtor to Secured Parties secured hereby, shall become immediately due and payable as provided in the Notes.

     (d) Secured Parties shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then existing condition or after further preparation or processing, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as Secured Parties, in their sole discretion, may deem advisable, and Secured Parties shall have the right to purchase at any such sale; and, if any Collateral shall require rebuilding, repairing, maintenance or preparation, Secured Parties shall have the right, at their option, to do such rebuilding, repairing, preparation or processing for the purpose of putting the Collateral in such saleable or disposable form as they shall deem appropriate.

     6. Other Provisions.

     (a) Secured Parties may waive any default, or remedy any default in any reasonable manner, without waiving such default remedied and without waiving any other prior or subsequent default; and Secured Parties may waive or delay the exercise of any right or remedy under this Security Agreement without waiving that right or remedy or any other right or remedy hereunder.

     (b) This Security Agreement shall be binding upon, and shall inure to the benefit of, the respective heirs, executors, administrators, successors and assigns of the parties hereto.

     (c) Each of the foregoing instruments, covenants, representations and warranties on the part of the Debtor shall be deemed and construed to be on a continuing basis and shall survive the execution and delivery of this Security Agreement.

     (d) In the event that the  Secured  Parties  exercise  their  rights  under
Section 5 hereof in the event of an Event of Default, Debtor and the Secured parties shall negotiate in good faith (a) non-exclusive license for Debtor to utilize the Collateral as appropriate for use in its business and in any case, Debtor may utilize such Collateral for a period of 45 days immediately following the date Debtor otherwise loses its rights to use the Collateral and (b) if requested by the Secured Parties, a non-exclusive license for the Secured Parties to utilize modifications to the Collateral made subsequent to the Closing Date and owned by Debtor as appropriate for use by the Secured Parties and, in any case, the Secured Parties may utilize such modifications for a period of 45 days.

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


     (e) All notices, demands, requests and other communications required or otherwise given under this Security Agreement shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iv) transmitted by facsimile transmission electronically confirmed for receipt, in full, by the other party no later than 5:00 p.m., local time, on the date of transmission, addressed as follows:

                  If to Debtor to:  eB2B Commerce, Inc.
                                    757 Third Avenue
                                    New York, New York 10017
                                    Attention: Chief Executive Officer
                                    Facsimile: (212) 703-2076

                  with a copy to:   Kaufman & Moomjian, LLC
                                    50 Charles Lindbergh Boulevard - Suite 206
                                    Mitchel Field, New York 11553
                                    Attention: Gary T. Moomjian, Esq.
                                    Facsimile: (516) 222-5110

                  If to Secured     Robert Bacchi
                  Parties to:       c/o Bac-Tech Systems, Inc.
                                    665 Broadway
                                    New York, New York 10021
                                    Facsimile: (212) 759-6967

                  with a copy to:   Kasowitz, Benson, Torres & Friedman, LLP
                                    1633 Broadway
                                    New York, New York 10019
                                    Attention: Jack Schulman, Esq.
                                    Facsimile: (212) 506-1800

or at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 6. Each such notice, demand, request or other communication shall be deemed given (i) on the date of such delivery by hand, (ii) on the first business day following the date of such delivery to the overnight delivery service or facsimile transmission, or (iii) three business days following such mailing.

     (f) The provisions of this Security Agreement shall be deemed severable, so that if any provision hereof is declared invalid under the laws of any state where it is in effect or of the United States, all other provisions of this Security Agreement shall continue in full force and effect.

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

     (g) This Security Agreement shall not be modified or amended or any provision hereof waived except in writing executed by both parties hereto.

     (h) The security interest granted herein shall terminate when all the obligations of Debtor under the Note have been fully paid and performed. Upon such termination, the Secured Parties shall return the Note to the Debtor.

     (i) This Security Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to its conflicts of law principles.

     The parties hereto hereby agree that any legal action or proceeding with respect to this Security Agreement or any amendments hereto may be brought in any court of the State of New York sitting in the County of New York or in the United States District Court for the Sourthern District of New York. Each party hereto hereby irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or service. Each party hereto hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. Nothing in this Agreement shall affect, or impair in any manner or to any extent the right of any party hereto to commence legal proceedings or otherwise proceed against any other party in any jurisdiction or to serve process in any manner otherwise permitted by law.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed and delivered this Security Agreement as of the day and year first above written.


                                        eB2B COMMERCE, INC.


                                        By:      /s/ Richard S. Cohan
                                             ---------------------------------
                                             Name:   Richard S. Cohan
                                             Title:  CEO

                                                /s/ Robert Bacchi
                                             ---------------------------------
                                             Robert Bacchi


                                                /s/ Michael Dodier
                                             ---------------------------------
                                             Michael Dodier